Exhibit 15.1

August 31, 2023

The Board of Directors and Shareholders of Lowe’s Companies, Inc.

Lowe’s Companies, Inc.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

We are aware that our reports dated June 1, 2023 and August 30, 2023, on our review of interim financial information of Lowe’s Companies, Inc. appearing in Lowe’s Companies, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended May 5, 2023 and August 4, 2023, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina